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                           DELAWARE POOLED TRUST, INC.
                   THE REAL ESTATE INVESTMENT TRUST PORTFOLIO

                         INVESTMENT MANAGEMENT AGREEMENT

           AGREEMENT, made by and between DELAWARE POOLED TRUST, INC., Maryland corporation ("Fund") on behalf of THE REAL ESTATE INVESTMENT TRUST PORTFOLIO, (Portfolio") and DELAWARE MANAGEMENT COMPANY, INC., a Delaware corporation ("Investment Manager").

                              W I T N E S S E T H:

           WHEREAS, the Fund has been organized and operates as an investment company registered under the Investment Company Act of 1940 and engages in the business of investing and reinvesting its assets in securities, and the Investment Manager is a registered Investment Adviser under the Investment Advisers Act of 1940 and engages in the business of providing investment management services.

           NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

           1. The Fund hereby employs the Investment Manager to manage the investment and reinvestment of the Portfolio's assets and to administer its affairs, subject to the direction of the Board and officers of the Fund for the period and on the terms hereinafter set forth. The Investment Manager hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Manager shall for all purposes herein, be deemed to be an
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independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Fund in any way, or in any way be deemed an agent of the Fund. The Investment Manager shall regularly make decisions as to what securities to purchase and sell on behalf of the Portfolio and shall give written instructions to the Trading Department maintained by the Fund for implementation of such decisions and shall furnish the Board of Directors of the Fund with such information and reports regarding the Portfolio's investments as the Investment Manager deems appropriate or as the Directors of the Fund may reasonably request.

           2. The Fund shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees. Directors, officers and employees of the Investment Manager may be directors, officers and employees of any of the funds (including the Fund) of which Delaware Management Company, Inc. is investment manager. Directors, officers and employees of the Investment Manager who are directors, officers and/or employees of these funds shall not receive any compensation from the funds for acting in such dual capacity.

           In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Fund and Investment Manager may share facilities common to each, with appropriate proration of expenses between them.
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           3. (a) The Fund shall place and execute its own orders for the purchase and sale of portfolio securities with broker/dealers. Subject to the primary objective of obtaining the best available prices and execution, the Fund will place orders for the purchase and sale of portfolio securities with such broker/dealers selected from among those designated from time to time by the Investment Manager, who provide statistical, factual and financial information and services to the Fund, to the Investment Manager, to any Sub-Adviser, as defined in Paragraph 5 hereof or to any other fund for which the Investment Manager or any such Sub-Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Fund or who sell shares of any other fund for which the Investment Manager or any such Sub-Adviser provides investment advisory services. Broker/dealers who sell shares of the funds of which Delaware Management Company, Inc. is investment manager, shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

           (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Directors and officers of the Fund, the Investment Manager may ask the Fund and the Fund may agree to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Fund and the Investment Manager have determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with
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respect to the Fund and to other funds and other advisory accounts for which the
Investment Manager or any Sub-Adviser as defined in Paragraph 5 hereof, exercises investment discretion.

           4. As compensation for the services to be rendered to the Fund by the Investment Manager under the provisions of this Agreement, the Fund shall pay to the Investment Manager monthly from the Portfolio's assets, a fee (at an annual rate) equal to .75% of the average daily net assets of the Portfolio during the month.

           If this Agreement is terminated prior to the end of any calendar month, the management fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which the Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

           5. The Investment Manager may, at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940 (the "Sub-Adviser") to perform some or all of the services for the Portfolio for which it is responsible under this Agreement. The Investment Manager will compensate any Sub-Adviser for its services to the Portfolio. The Investment Manager may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected and the requisite approval of the Portfolio's shareholders is obtained. The Investment Manager will continue to have responsibility for all advisory services furnished by any Sub-Adviser.

           6. The services to be rendered by the Investment Manager to the Fund under the provisions of this Agreement are not to be deemed to be exclusive, and
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the Investment Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

           7. The Investment Manager, its directors, officers, employees, agents and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Fund or to any other investment company, corporation, association, firm or individual.

           8. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of its duties as the Investment Manager to the Fund, the Investment Manager shall not be subject to liability to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

           9. This Agreement shall be executed and become effective as of the date written below if approved by the vote of a majority of the outstanding voting securities of the Portfolio. It shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors or by the vote of a majority of the outstanding voting securities of the Portfolio and only if the terms and the renewal hereof have been approved by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. No amendment to this Agreement shall be effective unless the terms thereof have been approved by the vote of a majority of the outstanding voting securities of the Portfolio and by the vote of a majority of Directors of the Fund who are not parties to the Agreement or
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interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Fund at any time, without the payment of a penalty, on sixty days' written notice to the Investment Manager of the Fund's intention to do so, pursuant to action by the Board of Directors of the Fund or pursuant to the vote of a majority of the outstanding voting securities of the Portfolio. The Investment Manager may terminate this Agreement at any time, without the payment of a penalty on sixty days' written notice to the Fund of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Fund to pay to the Investment Manager the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment.

           10. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

           11. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the meaning defined in the Investment Company Act of 1940.
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           IN WITNESS WHEREOF, the parties hereto have caused their corporate seals to be affixed and duly attested and their presents to be signed by their duly authorized officers the 29th day of November, 1995.

Attest:                     DELAWARE POOLED TRUST, INC.
                            for THE REAL ESTATE INVESTMENT TRUST
                            PORTFOLIO

/s/ Eric E. Miller          By: /s/Wayne A. Stork
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Eric E. Miller              Wayne A. Stork
                            Chairman of the Board

Attest:                     DELAWARE MANAGEMENT COMPANY, INC.

/s/ John M. Zerr            By: /s/David K. Downes
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John M. Zerr                David K. Downes
                            Senior Vice President/Chief Administrative Officer/
                            Chief Financial Officer